                                                                      EXHIBIT 11


                               CORVEL CORPORATION
                       COMPUTATION OF PER SHARE EARNINGS



Shares used in per share calculations were determined as follows:

                                                               Three months ended December 31,
                                                              ----------------------------------
                                                                 1995                    1996
                                                              ----------              ----------
Weighted average common shares outstanding                     4,463,000               4,639,000

Net effect of dilutive common stock options                      255,000                  97,000
                                                              ----------              ----------

Total common and common equivalent shares                      4,718,000               4,736,000
                                                              ==========              ==========

Net Income                                                    $1,887,000              $2,177,000
                                                              ==========              ==========

Earnings per common and common equivalent share                     $.40                    $.46
                                                              ==========              ==========



                                                               Three months ended December 31,
                                                              ----------------------------------
                                                                 1995                     1996
                                                              ----------              ----------
Weighted average common shares outstanding                     4,390,000               4,651,000

Net effect of dilutive common stock options                      267,000                 101,000
                                                              ----------              ----------

Total common and common equivalent shares                      4,657,000               4,752,000
                                                              ==========              ==========

Net Income                                                    $5,406,000              $6,311,000
                                                              ==========              ==========

Earnings per common and common equivalent share                    $1.16                   $1.33
                                                              ==========              ==========





                                 Page 14 of 14